N E W S from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
July 12, 2004	Bob G. Scott, COO
(817) 877-2660

SUMMIT BANCSHARES REPORTS
SECOND QUARTER 2004 EARNINGS

Fort Worth, Texas - Summit Bancshares, Inc. (NASDAQ: SBIT), a community-oriented bank holding company in Fort Worth, reported second quarter earnings today.  Philip E. Norwood, Chairman, President and Chief Executive Officer stated, “The acquisition of Arlington National Bank, Arlington, Texas, was completed effective May 1st.  This acquisition brings with it four banking locations and, as of June 30th, deposits of $99.7 million and loans of $60.2 million.  The acquisition plus the internal growth of the Company has resulted in the Company’s assets reaching $970 million as of the end of the quarter, a $231 million or 31% increase in the last twelve months.  During the second quarter, we also opened a new branch in Euless, Texas.  To manage this location we were able to hire the former CEO of an independent bank that was purchased by an out of state regional bank.  Expanding into the Arlington & Euless markets has been a top priority for Summit for the last several years.  The addition of Arlington National Bank and the Euless branch gives us an immediate resource in these markets as we expand our branches throughout Tarrant County.”

He further stated, “Earnings per diluted share for the quarter increased 5.1% compared to the same quarter last year.  The second quarter results reflect the acquisition of Arlington National following purchase accounting rules, therefore you will note double digit increases in most of the categories of income and expense when comparing this quarter’s results to prior quarters.  However, after considering the accounting impacts of the acquisition, the Company had a positive quarter of growth and earnings performance.”

Results of Operations

For the quarter ended June 30, 2004, net income was $2,596,000 compared to $2,457,000 for the same period in 2003.  Net income per diluted share was $0.41 for the three months ended June 30, 2004, compared to $0.39 for the three months ended June 30, 2003.  Return on average assets and return on average shareholders’ equity for the second quarter of 2004 were 1.13% and 14.79%, respectively.  The Company’s average shareholders’ equity-to-assets ratio was 7.6% for the quarter ended June 30, 2004.  The Arlington National acquisition was partially financed with a $12 million Trust Preferred issue giving the Company a Tier One capital ratio of 9.9%.

Net income for the six months ended June 30, 2004 was $5,047,000 or $0.80 per diluted share, compared to $4,890,000, or $0.78 per diluted share for the same period last year.  Return on average assets and return on average shareholders’ equity for the six months ended June 30, 2004 were 1.17% and 14.43%, respectively.

Financial Results

Net interest income for the second quarter of 2004 was $9.0 million compared to $7.6 million in the second quarter of last year.  The increase reflects the inclusion of Arlington National’s financial results for two months.  Since the Company is somewhat more sensitive to market interest rate changes than other community banks due to its heavier commercial lending focus, the net interest margin declined to 4.18% for the quarter compared to 4.53% for the second quarter of the prior year.  In addition, the net interest margin for the second quarter was positively impacted by a modest decline in cost of interest-bearing deposits, contributed to by Arlington National’s deposit base, and was negatively impacted by:  a) a higher level of  liquidity in the quarter in anticipation of rising interest rates with short-term investments averaging $31.2 million for the quarter; b) a continuing decline in yields on investment securities and loans as fixed rate securities and loans repriced in the lower interest rate environment; and c) a higher cost of other borrowings reflecting an increase in Federal Home Loan Bank borrowing and the cost of financing the Arlington National acquisition.

Also, the current low interest rate environment has had a negative impact on net interest income for that portion of earning assets supported by the Company’s high levels of non-interest bearing deposits and shareholders’ equity, as compared to results from periods when market interest rates were higher.  As market interest rates begin to rise, the Company believes that its current asset sensitive position will enhance earnings growth assuming deposit rates do not increase significantly faster than interest rates or earning assets.

Non-interest income increased $125,000 or 7.8% for the second quarter of 2004 compared to the same quarter in the prior year with positive increases in service charges on deposit accounts and increases in several other fee based services, including trust fees which is a new service being offered to the Company’s customers as a result of the Arlington acquisition.  These increases were somewhat offset by lower mortgage origination fees and investment brokerage fees.  Growth of non-interest income continues to be one of the areas of the Company’s focus.

Non-interest expenses for the second quarter increased $1,104,000 or 21.0% over the same quarter of the previous year.  This increase includes the impacts of:  a) the addition of Arlington National which contributed $764,000 of expense to the current quarter; and b) a full quarter of expense of opening the Hulen Branch in June of last year and the occupancy of the operations facility in May of last year.

The provision for loan losses was $400,000 in the second quarter of 2004.  This was an increase of $160,000 over the same quarter last year.  In the quarter, the Company had net loan charge-offs of $130,000.   The Allowance for Loan Losses as a percent of outstanding loans was 1.46% (or 1.53% net of the guaranteed portion of SBA loans and student guaranteed loans) at June 30, 2004 as compared to 1.48% at the end of the second quarter of 2003.  For the first six months of 2004, the Company recorded net charged-off loans of $199,000.

Non performing assets totaled $3.3 million ($2.2 million net of principal guaranteed by SBA) or 0.49% of loans and foreclosed assets at June 30, 2004, compared to $1.6 million or .32% at June 30, 2003.  The Allowance for Loan Losses was 348% of non-performing loans at June 30, 2004.  The Company continues to maintain positive measures of asset quality.

The Company’s loans were $673 million at June 30, 2004, an increase of $173 million, or 34.5%, from a year ago.  Deposits increased over the past year from $612 million to $776 million, an increase of $164 million, or 26.8%.  Shareholders’ equity at June 30, 2004 was $68.7 million, the same as one year ago but reflects change in the available-for-sale investment securities adjustment of $5.6 million which lowered shareholders’ equity.

The Company will host a conference call Tuesday, July 13th at 10:30 a.m. (CT).  To access the live call, please call (800) 310-1961 and enter code 253991.  A toll free replay of the call will be available for two weeks beginning at 1:30 p.m. (CT), July 13, 2004 through midnight, July 27, 2004.  You may access this replay by calling (888) 203-1112 and entering code 253991.  Additional information regarding the Company is available on the Company’s website at www.summitbank.net.

Certain statements contained in this press release, which are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Summit Bancshares, Inc. · 3880 Hulen, Ste. 300 · Fort Worth, Texas 76107
Telephone (817) 336-6817 · FAX (817) 877-2672 · Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended June 30,		% Change	Six Months Ended June 30,		% Change

	2004	2003		2004	2003

EARNINGS SUMMARY
Interest income	$11,302	$9,547	18.4%	$21,501	$18,798	14.4%
Interest expense	2,274	1,934	17.6%	4,190	3,750	11.7%

Net interest income	9,028	7,613	18.6%	17,311	15,048	15.0%
Provision for loan losses	400	240	66.7%	1,005	540	86.1%
Service charges on deposits	1,078	890	21.1%	1,984	1,649	20.3%
Gain on sale of investment securities	—	12	-100.0%	—	12	-100.0%
Other income	645	696	-7.3%	1,306	1,285	1.6%
Salaries and benefits expense	3,772	3,090	22.1%	7,140	5,995	19.1%
Occupancy and equipment expense	1,117	842	32.7%	2,050	1,564	31.1%
Other expense	1,461	1,314	11.2%	2,690	2,484	8.3%

Earnings before income taxes	4,001	3,725	7.4%	7,716	7,411	4.1%
Provision for income taxes	1,405	1,268	10.8%	2,669	2,521	5.9%

Net earnings	$2,596	$2,457	5.7%	$5,047	$4,890	3.2%

Basic earnings per share	$0.42	$0.40	5.0%	$0.82	$0.79	3.8%

Basic weighted average shares outstanding	6,160	6,162		6,156	6,164
Diluted earnings per share	$0.41	$0.39	5.1%	$0.80	$0.78	2.6%

Diluted weighted average shares outstanding	6,319	6,311		6,332	6,294

	Average for Quarter Ended

	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

BALANCE SHEET SUMMARY
Total loans	$642,935	$573,862	$537,635	$503,936	$499,545
Total investment securities	196,972	187,988	205,162	199,367	165,600
Earning assets	871,084	767,274	746,066	718,601	676,834
Total assets	925,830	808,009	788,426	761,278	719,070
Noninterest bearing deposits	207,815	179,396	184,106	176,478	170,234
Interest bearing deposits	521,812	454,352	450,401	452,325	429,420
Total deposits	729,628	633,748	634,507	628,803	599,654
Other borrowings	121,193	101,349	82,160	61,199	48,866
Shareholders’ equity	70,583	70,116	68,399	68,273	67,739

	Average for Six Months Ended June 30,		% Change

	2004	2003

BALANCE SHEET SUMMARY
Total loans	$608,398	$487,985	24.7%
Total investment securities	192,480	168,091	14.5%
Earning assets	819,179	662,593	23.6%
Total assets	866,936	703,880	23.2%
Noninterest bearing deposits	193,603	165,151	17.2%
Interest bearing deposits	488,083	420,416	16.1%
Total deposits	681,685	585,567	16.4%
Other borrowings	111,271	48,442	129.7%
Shareholders’ equity	70,350	67,000	5.0%

	Ending Balance

	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

BALANCE SHEET SUMMARY
Total loans	$672,686	$593,271	$553,769	$517,994	$500,040
Total investment securities	214,991	181,879	195,959	210,048	178,241
Total earning assets	905,228	818,393	751,063	728,766	693,257
Allowance for loan losses	(9,844)	(8,320)	(7,784)	(7,483)	(7,412)
Premises and equipment	15,145	12,755	12,920	13,237	13,391
Total assets	969,708	860,361	795,478	777,558	738,916
Noninterest bearing deposits	218,343	186,198	192,877	180,765	176,603
Interest bearing deposits	557,347	470,186	448,504	456,706	435,143
Total deposits	775,690	656,384	641,381	637,471	611,746
Other borrowings	121,785	129,691	82,234	69,230	55,627
Total liabilities	901,009	788,786	726,794	709,546	670,187
Shareholders’ equity	68,699	71,575	68,684	68,012	68,729

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

NONPERFORMING ASSETS
Nonaccrual loans	$2,832	$2,405	$2,351	$1,514	$1,458
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	369	7	—	—	125
Accruing loans past due 90 days or more	111	—	55	—	14

Total nonperforming assets	$3,312	$2,412	$2,406	$1,514	$1,597

Total nonperforming assets as a percentage of loans and foreclosed assets	0.49%	0.41%	0.43%	0.29%	0.32%

	Quarter Ended

	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$9,574	$7,784	$7,483	$7,412	$7,365
Loans charged off	(196)	(137)	(163)	(24)	(272)
Loan recoveries	66	68	170	49	79

Net (charge-offs) recoveries	(130)	(69)	7	25	(193)
Provision for loan losses	400	605	294	46	240

Balance at end of period	$9,844	$8,320	$7,784	$7,483	$7,412

Allowance for loan losses as a percentage of total loans	1.46%	1.40%	1.41%	1.45%	1.48%

Allowance for loan losses as a percentage of nonperforming loans	347.60%	345.95%	323.57%	494.39%	503.53%

Net charge-offs (recoveries) as a percentage of average loans	0.02%	0.01%	0.00%	-0.01%	0.04%

Provision for loan losses as a percentage of average loans	0.06%	0.11%	0.05%	0.01%	0.05%

	Quarter Ended

	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003

SELECTED RATIOS
Return on average assets (annualized)	1.13%	1.22%	1.21%	1.29%	1.37%

Return on average equity (annualized)	14.79%	14.06%	13.93%	14.38%	14.55%

Average shareholders’ equity to average assets	7.62%	8.68%	8.68%	8.97%	9.42%

Yield on earning assets	5.23%	5.36%	5.35%	5.38%	5.68%

Cost of interest bearing funds	1.42%	1.39%	1.38%	1.42%	1.62%

Net interest margin (tax equivalent)	4.18%	4.36%	4.36%	4.37%	4.53%

Efficiency ratio	58.90%	55.94%	59.29%	59.57%	56.74%

End of period book value per common share	$11.14	$11.63	$11.17	$11.04	$11.15

End of period common shares outstanding	6,186	6,154	6,152	6,165	6,166

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	June 30, 2004			June 30, 2003

	Average Balance	Interest	Yield	Average Balance	Interest	Yield

YIELD ANALYSIS
Interest Earning Assets:
Federal funds sold & due from time	$31,177	$75	0.96%	$11,689	$33	1.13%
Investment securities (taxable)	190,212	1,778	3.76%	160,498	1,599	4.00%
Investment securities (tax-exempt)	6,760	88	5.24%	5,102	71	5.62%
Loans	642,935	9,391	5.87%	499,545	7,878	6.33%

Total Interest Earning Assets	871,084	11,332	5.23%	676,834	9,581	5.68%
Noninterest Earning Assets:
Cash and due from banks	28,813			27,970
Other assets	35,256			21,648
Allowance for loan losses	(9,323)			(7,382)

Total Noninterest Earning Assets	54,746			42,236

Total Assets	$925,830			$719,070

Interest Bearing Liabilities:
Transaction and money market accounts	$238,697	637	1.07%	$192,773	570	1.19%
Savings deposits	143,322	408	1.15%	114,259	411	1.44%
Certificates and other time deposits	139,794	792	2.28%	122,388	800	2.62%
Other borrowings	121,193	437	1.45%	48,866	153	1.26%

Total Interest Bearing Liabilities	643,006	2,274	1.42%	478,286	1,934	1.62%
Noninterest Bearing Liabilities:
Demand deposits	207,815			170,234
Other liabilities	4,426			2,811
Shareholders’ equity	70,583			67,739

Total Noninterest Bearing Liabilities	282,824			240,784

Total Liabilities and Shareholders’ Equity	$925,830			$719,070

Net Interest Income and Margin (tax equivalent)		$9,058	4.18%		$7,647	4.53%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Six Months Ended

	June 30, 2004			June 30, 2003

	Average Balance	Interest	Yield	Average Balance	Interest	Yield

YIELD ANALYSIS
Interest Earning Assets:
Federal funds sold & due from time	$18,301	$88	0.96%	$6,517	$37	1.14%
Investment securities (taxable)	185,701	3,496	3.77%	163,042	3,310	4.09%
Investment securities (tax-exempt)	6,779	178	5.27%	5,049	142	5.69%
Loans	608,398	17,805	5.89%	487,985	15,377	6.35%

Total Interest Earning Assets	819,179	21,567	5.29%	662,593	18,866	5.74%
Noninterest Earning Assets:
Cash and due from banks	26,975			26,810
Other assets	29,433			21,667
Allowance for loan losses	(8,651)			(7,190)

Total Noninterest Earning Assets	47,757			41,287

Total Assets	$866,936			$703,880

Interest Bearing Liabilities:
Transaction and money market accounts	$217,809	1,155	1.07%	$184,956	1,033	1.13%
Savings deposits	137,301	793	1.16%	115,407	807	1.41%
Certificates and other time deposits	132,972	1,530	2.31%	120,053	1,601	2.69%
Other borrowings	111,271	712	1.29%	48,442	309	1.29%

Total Interest Bearing Liabilities	599,353	4,190	1.41%	468,858	3,750	1.61%
Noninterest Bearing Liabilities:
Demand deposits	193,603			165,151
Other liabilities	3,630			2,871
Shareholders’ equity	70,350			67,000

Total Noninterest Bearing Liabilities	267,583			235,022

Total Liabilities and Shareholders’ Equity	$866,936			$703,880

Net Interest Income and Margin (tax equivalent)		$17,377	4.27%		$15,116	4.60%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	June 30, 2004%		June 30, 2003%

LOAN PORTFOLIO
Commercial and industrial	$249,230	37.0%	$204,647	40.9%
Real estate:
Commercial	192,956	28.7%	134,370	26.9%
Residential	83,398	12.4%	54,594	10.9%
Construction and development	104,237	15.5%	72,422	14.5%
Consumer	42,865	6.4%	34,007	6.8%

Total loans (gross)	672,686	100.0%	500,040	100.0%
Unearned discounts	—	0.0%	—	0.0%

Total loans (net)	672,686	100.0%	500,040	100.0%

	June 30, 2004	June 30, 2003

REGULATORY CAPITAL DATA
Tier 1 Capital	$72,532	$65,394
Tier 1 Ratio	9.88%	12.09%
Total Capital (Tier 1 + Tier 2)	$81,716	$72,161
Total Capital Ratio	11.13%	13.35%
Total Risk-Adjusted Assets	$734,032	$540,676
Tier 1 Leverage Ratio	7.92%	8.85%

	June 30, 2004	June 30, 2003

OTHER DATA
Full Time Equivalent Employees (FTE’s)	262	209
Stock Price Range (For the Quarter Ended):
High	$30.25	$25.40
Low	$27.00	$18.95
Close	$29.10	$23.48